Exhibit 99.1

GLUCOTRACK’S EPIDURAL GLUCOSE MONITORING SENSOR DEMONSTRATES

SUCCESSFUL 30-DAY SAFETY & PERFORMANCE IN LONG-TERM PRECLINICAL STUDY

Promising results support the potential of epidural glucose monitoring for simplified disease management for patients with painful diabetic neuropathy

Rutherford, NJ, May 16, 2024 (GLOBE NEWSWIRE) – Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical device company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that its implantable continuous glucose monitor has successfully completed 30 days of a 60-day long-term preclinical study on measuring glucose in the epidural space.

The Glucotrack sensor, implanted in the epidural space of animals, closely tracked both blood glucose and a commercially available subcutaneous continuous glucose monitor (CGM) throughout the 30-day period. The implantation procedure took approximately 20 minutes, and the animals recovered without complications. No abnormal clinical signs or findings in the spinal cord or surrounding tissues were observed.

“We are excited by the performance of our epidural glucose sensor in this long-term study, which builds on the encouraging results from our acute testing,” said Paul V. Goode, PhD, CEO of Glucotrack. “We are proud to be at the forefront of developing this exciting technology, which has the potential to benefit millions of people with diabetes.”

The 60-day long-term study is ongoing, with periodic glucose tolerance testing to compare the performance of the Glucotrack epidural sensor performance against blood glucose and subcutaneous CGM.

Glucotrack previously announced that it had completed preclinical animal testing in an acute setting and had initiated this long-term animal study to assess sustained epidural glucose monitoring performance. While the acute study demonstrated feasibility of accurately measuring glucose in the epidural space over several hours, this long-term study assesses the durability of the epidural glucose sensor measurement over a significantly longer duration of monitoring.

Painful diabetic neuropathy is a progressive neurological disorder that affects approximately one-fifth of the more than 38 million Americans with diabetes, equating to more than 7 million individuals.1,2 The Company believes that, if approved, a continuous glucose monitoring system that takes readings in the spinal epidural space may be integrated with existing treatments for these patients, simplifying their device and disease management.

For more information about Glucotrack, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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1 Abbott CA, Malik RA, van Ross ER, Kulkarni J, Boulton AJ. Prevalence and characteristics of painful diabetic neuropathy in a large community-based diabetic population in the U.K. Diabetes Care 2011;34:2220–2224.

2 Centers for Disease Control and Prevention. (2022). National Diabetes Statistics Report website. https://www.cdc.gov/diabetes/data/statistics-report/index.html

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com